Exhibit A-4



			   TRANSCO IMPLEMENTATION PLAN

	  Entergy Services, Inc., a [Delaware] corporation on behalf of Entergy Arkansas, Inc., Entergy Gulf States, Inc., Entergy Louisiana, Inc., Entergy Mississippi, Inc. and Entergy New Orleans, Inc. (collectively, "Entergy"), desires to form an independent transmission company. This Plan describes the process by which Entergy shall form an independent transmission company as part of the SPP Partnership RTO.


				    ARTICLE I
				   DEFINITIONS
				   -----------

	  The following capitalized terms used in this Plan shall have the meanings set forth below:

	  "Affiliate" means an affiliate, as defined by the FERC in Order No.
	   ---------
2000.

	  "Application" means the Application for Approval of a Regional
	   -----------
Transmission Organization and Approval to Transfer Assets filed by Entergy Services, Inc. with FERC on October 16, 2000.

	  "Board Selection Committee" has the meaning set forth in Section 3.1
	   -------------------------
hereof.

	  "Business Day" means any day (other than a day which is a Saturday,
	   ------------
Sunday or legal holiday in the State of Delaware).

	  "By-Laws" means the By-Laws of Manager Corp., attached as Attachment B
	   -------
to the Application.

	  "CEO" has the meaning set forth in Section 3.5 hereof.
	   ---

	  "Certificate of Incorporation" means the Certificate of Incorporation
	   ----------------------------
of Manager Corp., attached as Attachment C to the Application.

	  "Certificate of Formation" means the Certificate of Formation of
	   ------------------------
TRANSCO LLC.

	  "Code of Conduct" means the Code of Conduct as applicable to Manager
	   ---------------
Corp. and TRANSCO LLC, as approved by the FERC and in effect from time to time.

	  "Compliance Auditor" has the meaning set forth in Section 4.1 hereof.
	   ------------------

	  "Divestiture Notice" means a written letter of intent delivered by a
	   ------------------
transmission owner to the members of TRANSCO LLC and filed with the FERC (no later than thirty days following such date as Entergy shall select and post on the website for the TRANSCO contemplated hereby, which date selected by Entergy shall be no later than thirty days after the FERC issues its initial order approving this Plan) stating that such transmission owner intends to divest its transmission facilities to TRANSCO LLC in exchange for a non-managing member interest in TRANSCO LLC as contemplated by the LLC Agreement, and setting forth the terms and conditions of such transmission owner's proposal to effect such divestiture.

	  "FERC" means the Federal Energy Regulatory Commission, or any
	   ----
successor entity thereto.

	  "LLC Agreement" means the Limited Liability Company LLC Agreement for
	   -------------
TRANSCO LLC, attached as Attachment A to the Application.

	  "Manager Corp." means that certain Delaware corporation to be formed
	   ------------
by Entergy as contemplated herein, which corporation shall serve as the managing member of the TRANSCO LLC contemplated to be formed hereby.

	  "Member and Shareholder Agreement" means that certain Member and
	   --------------------------------
Shareholder Agreement, among Manager Corp. and the members of TRANSCO LLC, attached hereto as Exhibit A.

	  "Operating Agreement" means the Operating Agreement, a pro forma draft
	   -------------------
of which is attached as Attachment E to the Application.

	  "Order No. 2000" means Order No. 2000 issued by the FERC and all
	   --------------
supplements and amendments thereto that are effective as of the date hereof.

	  "Person" means any individual, partnership, limited liability company,
	   ------
joint venture, corporation, trust, unincorporated organization, governmental entity or any department or agency thereof.

	  "Plan" means this TRANSCO Implementation Plan together with all of the
	   ----
Exhibits attached hereto.

	  "RTO" means an RTO as defined by Order No. 2000, or any subsequent
	   ---
order or rulemaking issued or made by the FERC relating to the same.

	  "Search Firm" has the meaning set forth in Section 3.3 hereof.
	   -----------

	  "Subscription Agreements" means those Subscription Agreements by and
	   -----------------------
between Manager Corp. and each Person named as a candidate for election as an initial director of Manager Corp, each in the form attached hereto as Exhibit B.

	  "TRANSCO" means an independent transmission company.
	   -------

	  "TRANSCO LLC" means that certain Delaware limited liability company to
	   -----------
be formed by Entergy as contemplated herein, which limited liability company shall serve as, and hold the transmission assets to be operated by, the TRANSCO LLC contemplated to be formed hereby.

	  "Voting Trust Agreement" means that certain Voting Trust Agreement,
	   ----------------------
attached hereto as Exhibit C.


				   ARTICLE II
		   FORMATION OF MANAGER CORP. AND TRANSCO LLC
		   ------------------------------------------

	  2.1. TRANSCO. Entergy intends to (i) form an independent transmission
	       -------
company as part of an RTO approved by FERC under Order No. 2000, by effecting the formation of TRANSCO LLC, which will serve as, and hold the transmission assets that will be operated by, such independent transmission company and the formation of Manager Corp., which will serve as the managing member of such independent transmission company, all as contemplated by this Plan, and (ii) contribute all of its transmission assets to TRANSCO LLC as soon as practicable following the formation of TRANSCO LLC, subject to all required regulatory approvals.

	  2.2. Manager Corp. Entergy shall use all commercially reasonable
	       ------------
efforts to cause, as soon as practicable, as contemplated by Article III hereof, the formation of Manager Corp. as a Delaware corporation, including, without limitation, filing, or causing to be filed, the Certificate of Incorporation, with the Secretary of State of the State of Delaware, causing the Manager Corp. to adopt the By-Laws, and taking, or causing to be taken, any and all such further actions as shall be necessary to effect the formation of Manager Corp. as contemplated hereby and in the Certificate of Incorporation and the By-Laws.

	  2.3. TRANSCO LLC. Entergy shall use all commercially reasonable
	       -----------
efforts to cause, as soon as practicable, the formation of TRANSCO LLC as a Delaware limited liability company, including, without limitation, filing, or causing to be filed, the Certificate of Formation, with the Secretary of State of the State of Delaware, executing, or causing to be executed by all the parties thereto, the LLC Agreement, and taking, or causing to be taken, any and all such further actions as shall be necessary to effect the formation of TRANSCO LLC as contemplated hereby and in the LLC Agreement.

	  2.4. Additional TRANSCO Agreements. Entergy shall use all commercially
	       -----------------------------
reasonable efforts to execute, or cause to be executed by the respective parties thereto, in each case as contemplated hereunder, the Subscription Agreements, in the form attached hereto as Exhibit B, the Member and Shareholder Agreement, in the form attached hereto as Exhibit A, and the Voting Trust Agreement, in the form attached hereto as Exhibit C, and to take, or cause to be taken, any and all such further actions as shall be necessary to effect the transactions contemplated hereby or thereby.


				   ARTICLE III
			     INITIAL BOARD SELECTION
			     -----------------------

	  3.1. Board Selection Committee. A board selection committee (the
	       -------------------------
"Board Selection Committee") shall be established which shall be charged with the responsibility of selecting the initial slate of directors for Manager Corp. The Board Selection Committee shall consist of representatives from each of the following stakeholder groups: (i) two representatives from the group of transmission owners that have given written notice of their intent to divest their transmission facilities to the TRANSCO LLC; (ii) one representative from the group of transmission owners that have given written notice of their intent to commit the operation of their transmission facilities to the TRANSCO LLC pursuant to the provisions of an Operating Agreement; (iii) two representatives from the group of cooperatives, municipalities, and federal power marketing agencies that provide service at wholesale or retail within the geographic region covered by the transmission assets proposed to be either divested to, or committed to, the TRANSCO LLC; and (iv) two representatives from the group of power marketers, brokers, or entities that own or are developing generation facilities within the region covered by the transmission assets proposed to be either divested to, or committed to, the TRANSCO LLC. Each stakeholder group identified in clauses (i) through (iv) of the immediately preceding sentence shall determine the method for selecting its representative to serve on the Board Selection Committee. As soon as practicable following the formation of the Board Selection Committee, the Board Selection Committee shall meet to elect a chairman and a vice-chairman and to determine all procedures that are necessary or advisable for the Board Selection Committee to take action and conduct its affairs in accordance with the terms of this Plan.

	  3.2. Director Qualifications. In addition to the qualifications for
	       -----------------------
directors of Manager Corp. contained in the Certificate of Incorporation and the By-Laws, those persons chosen to serve as initial directors of Manager Corp. shall also have qualifications equivalent to those of directors of public corporations with equivalent or larger revenues and assets than that anticipated for TRANSCO LLC. At least two of the initial Directors must have experience in the electric utility industry. The remaining initial directors shall reflect, as much as is practicable, a mix of backgrounds and experience. In addition, those persons selected as such initial directors shall be of a caliber that will engender credibility in the marketplace, maximize the value of an initial public offering of Manager Corp. and provide Manager Corp. with quality and experienced leadership. The Board Selection Committee shall require the Search Firm (as defined below) to select and consult with a nationally recognized investment banking firm concerning the qualifications of directors necessary to achieve the foregoing goals. At least four of such initial directors shall be or have been a president, chief executive officer, chief operating officer or director of at least one publicly traded corporation, and no such initial director shall be 72 years of age or older.

	  3.3. Search Firm. The transmission owners who have agreed to form the
	       -----------
TRANSCO shall retain one of the following nationally recognized search firms:
Korn Ferry International, Heidrick & Struggles International or Russell Reynolds or their successor firms (such firm selected, the "Search Firm") to propose to the Board Selection Committee fourteen candidates for election as initial directors of Manager Corp., which candidates must (i) satisfy all of the qualifications described in Section 3.2 hereof, the Certificate of Incorporation and the By-Laws (except that only eight of the primary candidates must be or have been a president, chief executive officer, chief operating officer or director of at least one publicly traded corporation and, except further that six of the candidates shall have experience in the electric utility industry) and should reflect a mix of backgrounds and experiences), and (ii) agree, if elected, to serve as directors of Manager Corp., execute a Subscription Agreement as contemplated by Section 3.6 hereof, execute the Voting Trust Agreement as contemplated by Section 3.6 hereof, and take all such other actions required to be taken by the directors of Manager Corp. as contemplated under this Plan. The Board Selection Committee shall require the Search Firm to propose its pool of candidates to the Board Selection Committee as soon as practicable following its retention as the Search Firm but in no event later than June 1, 2001. Except for such disclosure as may be necessary for customary reference checks, the identities of those individuals proposed by the Search Firm to the Board Selection Committee shall be kept in the strictest confidence by both the Search Firm and the Board Selection Committee and shall not be shared with any other Person. The Search Firm and all members of the Board

Selection Committee shall be required to execute a standard confidentiality agreement to such effect.

	  3.4. Selection Process. Upon receipt from the Search Firm of its
	       -----------------
proposed pool of candidates, the Board Selection Committee shall select the seven members of the Board from the slate of candidates and shall determine the class of directors in which each such candidate shall serve in accordance with the Certificate of Incorporation. In the event there is a tie in the vote, the Search Firm shall have a vote to break such tie.

	  3.5. CEO Selection. The transmission owners who have agreed to form
	       -------------
the TRANSCO LLC, shall select, in proportion with their ownership interests, an individual who satisfies the independence requirements of the Certificate of Incorporation and the By-Laws to serve as the initial chief executive officer (the "CEO"). The Board of Directors shall use all commercially reasonable efforts to meet in order to ratify the selection of the CEO made by the members of the TRANSCO LLC. In the event the Board does not ratify the CEO selected by the members of the TRANSCO LLC, the Board shall meet and select an individual that satisfies the requirements set forth in this Section 3.5 to serve as CEO.

	  3.6. Election of Directors and Initial Meeting. As soon as practicable
	       -----------------------------------------
following the selection of the CEO, the transmission owners who have agreed to form the TRANSCO shall cause the Board Selection Committee's slate of candidates to be elected or named as initial directors of Manager Corp., in such classes as are determined under Section 3.4 hereof, and shall require such persons to elect a chairman of Manager Corp. in the following manner: (i) each Person identified on the Board Selection Committee's slate of candidates shall execute a Subscription Agreement, in the form attached hereto as Exhibit B; (ii) the names of such Persons shall be listed as the initial directors of Manager Corp., designated in such classes as are determined under Section 3.4 hereof, in the Certificate of Incorporation, which Certificate of Incorporation shall be filed with the Secretary of State of the State of Delaware, as contemplated by Section
2.2 hereof; (iii) as soon as practicable thereafter, the directors of Manager Corp. shall hold their initial meeting of the board of directors of Manager Corp., at which meeting such directors shall (u) authorize the issuance to each director, in accordance with such director's Subscription Agreement, one hundred
(100) shares of Class A Common Stock of Manager Corp. at a price per share of ten dollars ($10), which shares, upon receipt of consideration therefor and following their issuance, shall be the only outstanding shares of Class A Common Stock of Manager Corp.; (v) approve the By-Laws as the By-Laws for Manager Corp.; (w) elect a chairman of Manager Corp.; (x) authorize Manager Corp.'s execution and delivery of the LLC Agreement and the Member and Shareholder Agreement; (y) appoint the Compliance Auditor (as contemplated by Section 4.1 hereof) as the independent compliance auditor of Manager Corp. (but not the independent public accountant for Manager Corp.) and require the Compliance

Auditor to perform those duties described in Section 4.2 hereof; and, (z) take such other action as such directors deem necessary in order to consummate the transactions contemplated hereby; and (iv) immediately upon the issuance of shares of Class A Common Stock of Manager Corp. to each director, each such director shall execute the Voting Trust Agreement.

	  3.7. Compensation. The directors and the CEO of Manager Corp. shall be
	       ------------
compensated, commensurate with the compensation of directors and chief executive officers of companies of comparable size and business activity.


				   ARTICLE IV
			 INDEPENDENT COMPLIANCE AUDITING
			 -------------------------------

	  4.1. Appointment of Compliance Auditor. The Board Selection Committee
	       ---------------------------------
shall select a firm that (i) is one of the ten largest accounting firms in the United States, and (ii) is not the independent public accountant for either Manager Corp. or TRANSCO LLC (such firm selected, the "Compliance Auditor") to serve as the independent compliance auditor of Manager Corp. As soon as practicable following the Board Selection Committee's selection of the Compliance Auditor, the board of directors of Manager Corp. shall appoint the Compliance Auditor as the independent compliance auditor of Manager Corp.

	  4.2. Responsibilities of Compliance Auditor. Manager Corp. shall
	       --------------------------------------
require the Compliance Auditor to develop and implement a system of independent compliance auditing to (i) ensure that the limitations on stock ownership and the director, officer and employee independence requirements contained in the Certificate of Incorporation, the By-Laws and the Code of Conduct are fully satisfied and (ii) audit the relationships between the holders of shares of Class B Common Stock and the members of TRANSCO LLC and Manager Corp. and TRANSCO LLC to ensure that they are consistent with the requirements of Order No. 2000. In performing such duties, the Compliance Auditor shall be authorized to conduct such audits of the directors, officers and employees of Manager Corp. and TRANSCO LLC as such Compliance Auditor, in its discretion, deems necessary to implement its system of independent compliance auditing. Except as required by (or ensuring compliance with) law, the Certificate of Incorporation, the By-Laws or this Plan, the Compliance Auditor shall keep confidential all information relating to the security holdings of a director, officer or employee of Manager Corp. or TRANSCO LLC.

	  4.3. Annual Compliance Affidavit. Manager Corp. shall require each of
	       ---------------------------
its directors, officers and employees and the TRANSCO LLC shall require its officers and employees, to file annually with the Compliance Auditor an affidavit certifying that such director officer or employee is in compliance with the limitations on stock ownership and the independence requirements, as applicable, contained in the Certificate of Incorporation, the By-Laws, the Limited Liability Company Operating Agreement and the Code of Conduct.

								       EXHIBIT A


			MEMBER AND SHAREHOLDER AGREEMENT

	  This Member and Shareholder Agreement (the "Agreement") is made and
entered into as of this      day of           , 2000 by and between the Persons
			----        ----------
(as defined herein) set forth on Schedule A attached hereto and [Manager Corp.], a Delaware corporation (the "Managing Member") (each such Person, a "Party" and collectively, the "Parties").

				    RECITALS

	  WHEREAS, as of the date hereof, the Persons set forth on Schedule A are members of TRANSCO LLC, a Delaware limited liability company (the "TRANSCO LLC");

	  WHEREAS, pursuant to the terms of that certain Limited Liability Company Operating Agreement for TRANSCO LLC (the "Operating Agreement"), to which each of the Persons set forth on Schedule A is a party, the Interests (as defined in the Operating Agreement) are convertible into shares of class B common stock, par value $.01 per share (the "Class B Common Stock") of the Managing Member, pursuant a formula to be set forth in this Agreement;

	  WHEREAS, under the Certificate of Incorporation of Manager Corp. (the "Certificate of Incorporation") the Managing Member may issue shares of Class B Common Stock only to those Persons who, in consideration for the issuance of such shares, shall have transferred to the Managing Member all or any portion of such Person's Interest in the TRANSCO pursuant to the terms and conditions of the Operating Agreement;

	  WHEREAS, the Parties desire to set forth certain matters governing their relationship as Members (as defined in the Operating Agreement) of the TRANSCO LLC and holders (or potential holders) of Class B Common Stock, including, among other things, the formula pursuant to which Interests in the TRANSCO LLC are to be converted into shares of Class B Common Stock and certain registration rights under the Securities Act (as defined herein);

	  NOW, THEREFORE, in consideration of the mutual representations, warranties, covenants and agreements contained herein, the Parties agree as follows:

				    ARTICLE 1
				   DEFINITIONS
				   -----------

	  "Affiliate" means an affiliate, as defined by the FERC in Order No.
	   ---------
2000.

	  "Agreement" means this Agreement together with any Schedules and
	   ---------
Exhibits attached hereto.

	  "Business Day" means any day (other than a day which is a Saturday,
	   ------------
Sunday or legal holiday in the State of Delaware).

	  "Certificate of Incorporation" means the Certificate of Incorporation
	   ----------------------------
of the Managing Member.

	  "Class B Common Stock" has the meaning set forth in the Recitals.
	   --------------------

	  "FERC" means the Federal Energy Regulatory Commission, or any
	   ----
successor entity thereto.

	  "Managing Member" means Manager Corp., a Delaware corporation.
	   ---------------

	  "Operating Agreement" means the Limited Liability Company Operating
	   -------------------
Agreement for TRANSCO LLC.

	  "Order No. 2000" means Order No. 2000 issued by the FERC and all
	   --------------
supplements and amendments thereto that are effective as of the date hereof.

	  "Participating Principal Shareholder(s)" means any Person set forth on
	   --------------------------------------
Schedule A that has requested that its Registrable Securities be included in a demand registration under Section 4.1 of this Agreement or an incidental registration under Section 4.2 of this Agreement, as the case may be.

	  "Partnership RTO" means the RTO under which the Company operates as an
	   ---------------
independent transmission company under the oversight and within the structure of the Southwest Power Pool.

	  "Party" and "Parties" have the meanings set forth in the preamble of
	   -----       -------
this Agreement.

	  "Person" means any individual, partnership, limited liability company,
	   ------
joint venture, corporation, trust, unincorporated organization, governmental entity or any department or agency thereof.

	  "Registrable Securities" means those shares of Class A common
	   ----------------------
stock,par value $.01 per share (the "Class A Common Stock), of the Managing Member which may be issued upon the conversion of shares of Class B Common Stock that are issued by the Managing Member to any Person set forth on Schedule A (or any such Person's designee) upon the conversion of part or all of such Person's Interest in the TRANSCO LLC; provided, however, that any such securities shall cease to be Registrable Securities with respect to a proposed offer or sale thereof when a registration statement with respect to the sale of such securities shall have become effective under the Securities Act and such securities shall have been disposed of in accordance with the plan of distribution set forth in such registration statement or when they are held by any Person other than a Person set forth on Schedule A (or any such Person's designee).

	  "Registration Expenses" has the meaning set forth in Section 4.8 of
	   ---------------------
this Agreement.

	  "RTO" means an RTO as defined by Order No. 2000, or any subsequent
	   ---
order or rulemaking issued or made by the FERC relating to the same.

	  "Rule 144" means Rule 144 promulgated under the Securities Act, or any
	   --------
successor rule to similar effect.

	  "SEC" means the United States Securities and Exchange Commission.
	   ---

	  "Securities Act" means the Securities Act of 1933, as amended, or any
	   --------------
successor statute.

	  "Subsidiaries" means all corporations or partnerships as to which the
	   ------------
designated Person has either a direct or indirect ownership interest, by way of stock ownership or otherwise, representing at least 51% of the voting power of such corporations or the right to otherwise control the decision making of such corporation or partnership.

	  "TRANSCO" means an independent transmission company.
	   -------

	  "TRANSCO LLC" means TRANSCO LLC, Delaware limited liability company.
	   -----------

				    ARTICLE 2
		  REPRESENTATIONS AND WARRANTIES OF THE PARTIES
		  ---------------------------------------------

	  Each Party represents and warrants that:

	  2.1. Organization. It is duly organized, validly existing and in good
	       ------------
standing under the laws of the state of its organization;

	  2.2. Authorization. It has all requisite power and authority to enter
	       -------------
into this Agreement; the execution and delivery by such Party of this Agreement and the consummation by such Party of the transactions contemplated hereby have been duly authorized by all necessary and appropriate action on the part of such Party; and this Agreement has been duly and validly executed and delivered by such Party and constitutes (assuming the due and valid execution and delivery of this Agreement by the other Parties), the legal, valid and binding obligations of each Party, enforceable against each Party in accordance with its terms;

	  2.3. No Litigation. There is no litigation pending or, to the best
	       -------------
knowledge of such Party, threatened against such Party which has a reasonable likelihood of materially and adversely affecting the consummation of the transactions contemplated hereby or any of such Party's obligations under this Agreement;

	  2.4. No Breach. The execution, delivery and performance by such Party
	       ---------
of this Agreement will not result in a breach of any of the terms, provisions or conditions of any agreement to which such Party is a party which has a reasonable likelihood of materially and adversely affecting the consummation of the transactions contemplated hereby or any of such Party's obligations under this Agreement;

	  2.5. Required Approvals. The execution and delivery by such Party of
	       ------------------
this Agreement and the consummation of the transactions contemplated hereby do not require any filing by such Party with, or approval or consent of, any governmental authority which has not already been made or obtained 1; and

	  2.6. No Claims. There are no claims, either administrative or
	       ---------
judicial, at law or in equity, pending or, to the knowledge of such Party, threatened against it which could, if continued, have a material adverse affect on the business, operations, properties, assets or condition (financial or otherwise) of such Party, or the ability of such Party to perform its obligations under this Agreement.


------------------------
1 It is anticipated that this Agreement will not be executed until FERC has issued its approval of the same.

				    ARTICLE 3
		CONVERSION OF INTERESTS INTO CLASS B COMMON STOCK
		-------------------------------------------------

	  3.1  Conversion Formula. Each Party who transfers all or any portion
	       ------------------
of its Interest in the TRANSCO LLC to the Managing Member in consideration for the issuance of shares of Class B Common Stock shall receive, and the Managing Member shall issue to such Party, that number of shares of Class B Common Stock equal to: [CONVERSION FORMULA TBA].

				    ARTICLE 4
			REGISTRATION UNDER SECURITIES ACT
			---------------------------------

	  4.1  Demand Registration.
	       -------------------

	       a.   Request. Subject to the provisions of this Section 4.1
		    -------
and any other limitation to which any Person set forth on Schedule A has contractually agreed concerning the disposition of such Person's Registrable Securities, upon a written request signed by a Person set forth on Schedule A that the Managing Member effect the registration under the Securities Act of all or part of such Person's Registrable Securities, specifying the number of Registrable Securities to be registered and the intended method of disposition thereof, the Managing Member will deliver within two business days of receipt of such written request a written notice of such request to all other Persons set forth on Schedule A, and all other holders of the Managing Member's securities, if any, that have incidental registration rights entitling them to request that their securities be covered by such registration, and thereupon the Managing Member will use its best efforts to effect the registration under the Securities Act of the Registrable Securities which the Managing Member has been requested to register by such Person, all to the extent requisite to permit the intended disposition of the Registrable Securities to be so registered.

	       b.   Registration of Other Securities. Except as set forth in
		    --------------------------------
Section 4.1(g) below, whenever the Managing Member shall effect a registration pursuant to this Section 4.1, as many shares of Class A Common Stock as those Persons set forth on Schedule A have requested to be incidentally registered therewith also shall be included among the securities covered by the registration but no securities other than the Registrable Securities (including those to be incidentally registered) shall be included among the securities covered by such registration unless (i) the managing underwriter of such offering shall have advised the Participating Principal Shareholder(s) in writing that the inclusion of such other securities would not adversely affect such offering or (ii) the Participating Principal Shareholder(s) shall have consented in writing to the inclusion of such other securities.

	       c.   Registration Statement Form. Registrations under this
		    ---------------------------
Section 4.1 shall be on such appropriate registration form of the SEC (i) as shall be selected by the Managing Member and as shall be reasonably acceptable to the Participating Principal Shareholder(s) and (ii) as shall permit the disposition of such Registrable Securities in accordance with the intended method or methods of disposition specified in the Participating Principal Shareholder(s) request for registration. The Managing Member agrees to include in any such registration statement all information which, in the opinion of counsel to the Participating Principal Shareholder(s) and counsel to the Managing Member, is required to be included.

	       d.   Effective Registration Statement. A registration
		    --------------------------------
requested pursuant to this Section 4.1 shall not be deemed to have been effected and will not be considered one of the three demand registrations which may be requested by a Person set forth on Schedule A (i) unless a registration statement with respect thereto has become effective, (ii) if after it has become effective, it does not remain effective for a period of at least 180 days (unless the Registrable Securities registered thereunder have been sold or disposed of prior to the expiration of such 180 day period) or such registration is interfered with by any stop order, injunction or other order or requirement of the SEC or other governmental agency or court for any reason and has not thereafter become effective, or (iii) if the conditions to closing specified in the underwriting agreement entered into in connection with such registration are not satisfied or waived other than by reason of the failure or refusal of a Participating Principal Shareholder to satisfy or perform a condition to such closing.

	       e.   Priority in Demand Registration. If a demand registration
		    -------------------------------
pursuant to this Section 4.1 involves an underwritten offering, the Participating Principal Shareholder(s) shall cause the managing underwriter to advise the Managing Member in writing as to the number and class or classes of securities that can be included in such registration in addition to the Registrable Securities (including those to be incidentally registered) that will be within a price range acceptable to the Participating Principal Shareholder(s) (the "Maximum Offering Amount"). Subject to Section 4.1(b), such registration will include only (x) the Registrable Securities (including those to be incidentally registered) and (y) up to that number of additional securities of the Managing Member which does not exceed the Maximum Offering Amount drawn from the Managing Member and/or other holders of the Managing Member's securities who have incidental registration rights entitling them to have securities registered in such offering.

	       f.   Number and Size of Demand Registrations; Other
		    ----------------------------------------------
Limitations. Notwithstanding anything in this Section 4.1 to the contrary, the
-----------
Managing Member shall not be required to effect more than three demand registrations per Person set forth on Schedule A pursuant to Section 4.1 of this Agreement.

	       g.   Incidental Registration by the Managing Member. If any of
		    ----------------------------------------------
the Persons set forth on Schedule A makes a request for a registration pursuant to Section 4.1(a), the Managing Member may determine to include securities of the same class sought to be registered by any such Participating Principal Shareholder for sale for the Managing Member's own account by giving written notice thereof to each of the Participating Principal Shareholder(s) within 15 business days after receipt by the Managing Member of the written request of the Participating Principal Shareholder(s), specifying the number of shares or amount of interests which the Managing Member wishes to have registered, but only to the extent that the number of shares or amount of interests the Managing Member seeks to include does not, when aggregated with the number of Registrable Securities requested to be registered by the Participating Principal Shareholder(s) and the securities to be registered by the other holders of the Managing Member's securities, if any, who have incidental registration rights entitling them to have securities covered by such registration, exceed the Maximum Offering Amount, and subject to the limitations of Section 4.1(b).

	  4.2  Incidental Registration.
	       -----------------------

	       a.   Right to Include the Registrable Securities. If the
		    -------------------------------------------
Managing Member proposes to register securities under the Securities Act by registration on Forms S-1, S-2 or S-3 or any successor or similar form(s) (except registrations on such Forms S-4 or S-8 and any successor or similar forms) whether for sale for its own account or pursuant to a demand for registration under a registration rights agreement granted to another person (but only to the extent the incidental registration rights provided in this Section 4.2(a) are permissible under and not inconsistent with such other demand registration rights) it will give prompt written notice each such time (except as otherwise provided in Section 4.2(d)) to each of the Persons set forth on Schedule A of its intention to do so and of such Persons' rights under this
Section 4.2. Upon the written request of any of the Persons set forth on Schedule A (specifying the Registrable Securities intended to be disposed of and the intended method of disposition thereof), made within 15 business days after the receipt of any such notice (10 business days if the Managing Member gives telephonic notice to each of such Persons with written confirmation to follow promptly thereafter, stating that (i) such registration will be on Form S-3 and
(ii) such shorter period of time is required because of a planned filing date) (which written request by any such Person shall specify the Registrable Securities to be disposed of by such Person and the intended method of disposition thereof), the Managing Member will use its best efforts to effect the registration under the Securities Act of all Registrable Securities which the Managing Member has been so requested to register by the Participating Principal Shareholder(s), to the extent requisite to permit the disposition (in accordance with the intended methods thereof as aforesaid) of such Registrable Securities to be so registered. If the Managing Member thereafter determines for any reason not to register or to delay registration of such securities, the Managing Member, by act of its Board of Directors, may, at its election, give written notice of such determination to each of the Participating Principal Shareholder(s) and, thereupon, (i) in the case of a determination not to register, shall be relieved of the obligation to register such Registrable Securities in connection with such registration (but not from any obligation of the Managing Member to pay the Registration Expenses in connection therewith), without prejudice, however, to the rights (if any) of the Persons set forth on Schedule A to request that such registration be effected as a registration under
Section 4.1 or to the right of each Person set forth on Schedule A to request an incidental registration on a subsequent registration, and (ii) in the case of a determination to delay registration, shall be permitted to delay registering any Registrable Securities, for the same period as the delay in registration of such other securities. The Managing Member will pay all Registration Expenses in connection with registration of Registrable Securities requested pursuant to this Section 4.2.

	       b.   Priority in Incidental Registration Rights in connection
		    --------------------------------------------------------
with Registrations for the Managing Member's Account. If the registration
----------------------------------------------------
referred to in Section 4.2(a) is to be an underwritten primary registration on behalf of the Managing Member, and the managing underwriter(s) advise the Managing Member in writing that in their good faith opinion such offering would be materially and adversely affected by the inclusion therein of the total number of securities requested to be registered by other persons entitled to incidental registration rights from the Managing Member and the Registrable Securities requested to be included therein by the Participating Principal Shareholder(s) under this Agreement, the Managing Member shall include in such registration: (i) first, all securities the Managing Member proposes to sell for its own account ("Company Securities"), (ii) second, up to the full amount of securities of other holders of Company securities, if any, which have incidental registration rights with priority over the rights of the Persons set forth on Schedule A under this Agreement, in such amount as in the good faith opinion of the underwriter(s) can be sold after taking in account the dollar amount of securities proposed to be sold under clause (i), without an adverse impact on the offering or the Company Securities, and (iii) third, up to the full number of (x) securities of Persons, if any, with incidental registration rights coextensive with the incidental rights of the Persons set forth on Schedule A under this Agreement and (y) Registrable Securities requested to be included in such registration by the Participating Principal Shareholder(s), in excess of the number or dollar amount of securities proposed to be sold under clauses (i) and (ii) which, in the good faith opinion of such underwriter(s), can be sold without an adverse impact on the offering or the Company Securities, allocated pro rata among such Persons based on the number of securities each has requested
--- ----
to be registered.

	       c.   Limitations; Exceptions. The Managing Member shall not be
		    -----------------------
required to effect any registration of Registrable Securities under this Section
4.2 incidental to the registration of any of its securities in connection with mergers, acquisitions, exchange offers, subscription offers, dividend reinvestment plans or stock option or other employee benefit plans. No registration of Registrable Securities effected under this Section 4.2 shall relieve the Managing Member of its obligation to effect a registration of Registrable Securities pursuant to Section 4.1 hereof. The exercise of any incidental rights under this Section 4.2 by any Participating Principal Shareholder shall not affect the exercise of the demand rights provided for in
Section 4.1 hereof.

	  4.3  Registration Procedures. In connection with the Managing Member's
	       -----------------------
obligations pursuant to Sections 4.1 and 4.2 hereof, the Managing Member will use its best efforts to effect such registrations to permit the sale of Registrable Securities in accordance with the intended method or methods of disposition thereof, and pursuant thereto the Managing Member will as expeditiously as possible:

	       a. prepare (within 90 days after a request for registration is made to the Managing Member in the case of a registration pursuant to Section 4.1(a) and in any event as soon as possible) and file with the SEC, a registration statement or registration statements on any appropriate form under the Securities Act, which form shall be available for the sale of the Registrable Securities by the holders thereof in accordance with the intended method or methods of distribution thereof, and use its best efforts to cause such registration statement to become effective and to remain continuously effective for a period of 180 days following the date on which such registration statement is declared effective, provided that the Managing Member shall have no obligation to maintain the effectiveness of such registration statement after the sale of all Registrable Securities registered thereunder;

	       b. prepare and file with the SEC such amendments and post-effective amendments to a registration statement as may be necessary to keep such registration statement effective for the applicable period; cause the related prospectus to be supplemented by any required prospectus supplement, and as so supplemented to be filed pursuant to Rule 424 under the Securities Act; and comply with the provisions of the Securities Act with respect to the disposition of all securities covered by such registration statement during the applicable period in accordance with the intended methods of disposition by the Participating Principal Shareholder(s) set forth in such registration statement or supplement to such prospectus;

	       c. notify each of the Participating Principal Shareholder(s) and the managing underwriters, if any, promptly, and (if requested by any such Person) confirm such advice in writing, (i) when a prospectus or any prospectus supplement or post-effective amendment has been filed, and, with respect to a registration statement or any post-effective amendment, when the same has become effective, (ii) of any request by the SEC for amendments or supplements to a registration statement or related prospectus or for additional information,
(iii) of the issuance by the SEC of any stop order suspending the effectiveness of a registration statement or the initiation of any proceedings for that purpose, (iv) if at any time the representations and warranties of the Managing Member made as contemplated by paragraph (l) below cease to be true and correct,
(v) of the receipt by the Managing Member of any notification with respect to the suspension of the qualification of any of the Registrable Securities for sale in any jurisdiction or the initiation or threatening of any proceeding for such purpose, (vi) of the happening of any event which requires the making of any changes in a registration statement or related prospectus so that such documents will not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading and (vii) of the Managing Member's reasonable determination that a post-effective amendment to a registration statement would be appropriate;

	       d. make every reasonable effort to obtain the withdrawal of any order suspending the effectiveness of a registration statement, or the lifting of any suspension of the qualification of any of the Registrable Securities for sale in any jurisdiction, at the earliest possible moment;

	       e. if requested by the managing underwriters or the Participating Principal Shareholder(s), immediately incorporate in a prospectus supplement or post-effective amendment such information as the managing underwriters and the Participating Principal Shareholder(s) agree should be included therein relating to the sale and distribution of Registrable Securities, including, without limitation, information with respect to the number of Registrable Securities being sold to such underwriters, the purchase price being paid therefor by such underwriters and with respect to any other terms of the underwritten (or best efforts underwritten) offering of the Registrable Securities to be sold in such offering; make all required filings of such prospectus supplement or post-effective amendment as soon as notified of the matters to be incorporated in such prospectus supplement or post-effective amendment; and supplement or make amendments to any registration statement if requested by the Participating Principal Shareholder(s) or any underwriter of such Registrable Securities;

	       f. furnish to each of the Participating Principal Shareholder(s) and each managing underwriter, without charge, at least one conformed copy of the registration statement or statements and any post-effective amendment thereto, including financial statements and schedules, all documents incorporated therein by reference and all exhibits (including those incorporated by reference);

	       g. deliver to each of the Participating Principal Shareholder(s) and the underwriters, if any, without charge, as many copies of the prospectus or prospectuses (including each preliminary prospectus) and any amendment or supplement thereto and such other documents as such Persons may reasonably request; the Managing Member consents to the use of such prospectus or any amendment or supplement thereto by the Participating Principal Shareholder(s) and the underwriters, if any, in connection with the offering and sale of the Registrable Securities covered by such prospectus or any amendment or supplement thereto;

	       h. prior to any public offering of Registrable Securities, use its best efforts to register or qualify or cooperate with the Participating Principal Shareholder(s), the underwriters, if any, and their respective counsel in connection with the registration or qualification of such Registrable Securities for offer and sale under the securities or blue sky laws of such jurisdictions as the Participating Principal Shareholder(s) or any underwriter reasonably requests in writing; keep each such registration or qualification effective during the period such registration statement is required to be kept effective and do any and all other acts or things necessary or advisable to enable the disposition in such jurisdictions of the Registrable Securities covered by the applicable registration statement; provided that the Managing Member will not be required to qualify generally to do business in any jurisdiction where it is not then so qualified or to take any action which would subject it to general service of process in any such jurisdiction where it is not then so subject;

	       i. cooperate with the Participating Principal Shareholder(s) and the managing underwriters, if any, to facilitate the timely preparation and delivery of certificates representing Registrable Securities to be sold and not bearing any restrictive legends unless required by applicable law; and enable such Registrable Securities to be in such denominations and registered in such names as the managing underwriters may request at least two business days prior to any sale of Registrable Securities to the underwriters;

	       j. use its best efforts to cause the Registrable Securities covered by the applicable registration statement to be registered with or approved by such other governmental agencies or authorities as may be necessary to consummate the disposition of such Registrable Securities;

	       k.   upon the occurrence of any event contemplated by paragraph
(c)(vi) above, prepare a supplement or post-effective amendment to the applicable registration statement or related prospectus or any document incorporated therein by reference or file any other required document so that, as thereafter delivered to the purchasers of the Registrable Securities being sold thereunder, such prospectus will not contain any untrue statement of a material fact or omit to state any material fact necessary to make the statements therein not misleading;

	       l. enter into such agreements (including an underwriting agreement) and take all such other actions in connection therewith in order to expedite or facilitate the disposition of such Registrable Securities and in such connection, whether or not an underwriting agreement is entered into and whether or not the registration is an underwritten registration, (i) make such representations and warranties to the Participating Principal Shareholder(s) with respect to the registration statement, prospectus and documents incorporated by reference, if any, in form, substance and scope as are customarily made by issuers to underwriters in underwritten offerings and confirm the same if and when requested; (ii) furnish to the Participating Principal Shareholder(s) an opinion of counsel for the Managing Member addressed to the Participating Principal Shareholder(s) and dated the date of the closing under the underwriting agreement (if any) (or if such offering is not underwritten, dated the effective date of the registration statement), and (ii) use its best efforts to furnish to the Participating Principal Shareholders a "cold comfort" letter addressed to the Participating Principal Shareholder(s) and signed by the independent public accountants who have audited the Managing Member's financial statements included in such registration statement, in each such case covering substantially the same matters with respect to such registration statement (and the prospectus included therein) as are customarily covered in opinions of issuer's counsel and in accountants' letters delivered to underwriters in underwritten public offerings of securities and such other matters as the Participating Principal Shareholder(s) may reasonably request and, in the case of such accountants' letter, with respect to events subsequent to the date of such financial statements; and (vi) the Managing Member shall deliver such documents and certificates as may be requested by the Participating Principal Shareholder(s) and the managing underwriters, if any, to evidence compliance with this clause (1) and with any customary conditions contained in the underwriting agreement or other agreement entered into by the Managing Member; all of the above to be done at each closing under such underwriting or similar agreement or as and to the extent required thereunder;

	       m. otherwise use its best efforts to comply with all applicable rules and regulations of the SEC and make generally available to its security holders earnings statements satisfying the provisions of Section 11(a) of the Securities Act, no later than 90 days after the end of any 12-month period (i) commencing at the end of any fiscal quarter in which Registrable Securities are sold to underwriters in a firm or best efforts underwriting offering and (ii) beginning with the first day of the Managing Member's first fiscal quarter next succeeding each sale of Registrable Securities after the effective date of a registration statement, which statements shall cover said 12-month periods; and

	       n. use its best efforts to cause all Registrable Securities covered by each registration to be listed on each securities exchange and inter-dealer quotation system on which a class of common equity securities of the Managing Member is then listed and to pay all fees and expenses in connection therewith.

	  The Managing Member may require the Participating Principal Shareholder(s) to furnish to the Managing Member such information regarding themselves and the distribution of such Registrable Securities as the Managing Member may from time to time reasonably request in writing in order to comply with the Securities Act. The Participating Principal Shareholder(s) agree to notify the Managing Member as promptly as practicable of any inaccuracy or change in information they have previously furnished to the Managing Member or of the happening of any event, in either case as a result of which any prospectus relating to such registration contains an untrue statement of a material fact regarding the Participating Principal Shareholder(s) or the distribution of such Registrable Securities or omits to state any material fact regarding the Participating Principal Shareholder(s) or the distribution of such Registrable Securities required to be stated therein or necessary to make the statement therein not misleading in light of the circumstances then existing, and to promptly furnish to the Managing Member any additional information required to correct and update any previously furnished information or required such that such prospectus shall not contain, with respect to the Participating Principal Shareholder(s) or the distribution of such Registrable Securities, an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading in light of the circumstances then existing. The Persons set forth on Schedule A agree that, upon receipt of any notice from the Managing Member of the happening of any event of the kind described in Section 4.3(c)(ii), (iii), (v), (vi) or
(vii) hereof, each will forthwith discontinue disposition of such Registrable Securities covered by such registration statement or prospectus until such holder's receipt of the copies of the supplemented or amended prospectus relating to such registration statement or prospectus, or until it is advised in writing by the Managing Member that the use of the applicable prospectus may be resumed, and has received copies of any additional or supplemental filings which are incorporated by reference in such prospectus, and, if so directed by the Managing Member, each will deliver to the Managing Member (at the Managing Member's expense) all copies, other than permanent file copies then in the Participating Principal Shareholder(s)' possession, of the prospectus covering the Registrable Securities current at the time of receipt of such notice.

	  4.4  Underwritten Offerings.
	       ----------------------

	       a.   Demand Underwritten Offerings. In any offering pursuant to a
		    -----------------------------
registration requested under Section 4.1, sales shall be made through a nationally or regionally recognized investment banking firm (or syndicate managed by such a firm) selected by the Participating Principal Shareholder(s) and reasonably satisfactory to the Board of Directors of the Managing Member. The Managing Member shall enter into an underwriting agreement which shall be reasonably satisfactory in form and substance to the Participating Principal Shareholder(s) and which shall contain representations, warranties and agreements (including indemnification agreements to the effect and to the extent provided in Section 4.7) as are customarily included by an issuer in underwriting agreements with respect to secondary distributions. The Participating Principal Shareholder(s) shall be parties to such underwriting agreement and the representations and warranties by, and the other agreements on the part of, the Managing Member to and for the benefit of such underwriters shall also be made to and for the benefit of the Participating Principal Shareholder(s). No Participating Principal Shareholder shall be required to make any representations or warranties to or agreements with the Managing Member or the underwriters other than representations, warranties or agreements regarding itself, its Registrable Securities and its intended method of distribution and any other representation required by law.

	       b.   Incidental Underwritten Offerings. If the Managing Member at
		    ---------------------------------
any time proposes to register any of its securities under the Securities Act as contemplated by Section 4.2 and such securities are to be distributed by or through one or more underwriters, the Managing Member will, if requested by any Person set forth on Schedule A as provided in Section 4.2 and subject to the provisions of Section 4.2(b) and any rights it has granted to other holders of securities of the Managing Member which may have a preference or priority over the rights of the Persons set forth on Schedule A hereunder, use its best efforts to arrange for such underwriters to include all the Registrable Securities to be offered and sold by the Participating Principal Shareholder(s) among the securities to be distributed by underwriters. The Participating Principal Shareholder(s) shall be party to the underwriting agreement between the Managing Member and such underwriters and the representations and warranties by, and the other agreements on the part of, the Managing Member to and for the benefit of such underwriters shall also be made to and for the benefit of the Participating Principal Shareholder(s). No Participating Principal Shareholder shall be required to make any representations or warranties to or agreements with the Managing Member or the underwriters other than representations, warranties or agreements regarding itself, its Registrable Securities and the intended method of distribution and any other representation required by law.

	  4.5  Preparation; Reasonable Investigation. In connection with the
	       -------------------------------------
preparation and filing of each registration statement under the Securities Act pursuant to this Agreement, the Managing Member will give the Participating Principal Shareholder(s) their underwriters, counsel and accountants the opportunity to participate in the preparation of such registration statement, each prospectus included therein or filed with the SEC, and each amendment thereof or supplement thereto, and will give each of them such access to its books and records and such opportunities to discuss the business of the Managing

Member with its officers and the independent public accountants who have certified its financial statements as shall be necessary, in the opinion of the Participating Principal Shareholder(s)' and such underwriters' counsel, to conduct a reasonable investigation within the meaning of the Securities Act.

	  4.6  Limitations, Conditions and Qualifications to Obligations Under
	       ---------------------------------------------------------------
Registration Covenants. The obligations of the Managing Member to cause the
----------------------
Registrable Securities to be registered under the Securities Act are subject to each of the following limitations, conditions and qualifications:

	       a. The Managing Member shall not be obligated to file or keep effective any registration statement pursuant to Section 4.1 hereof at any time if the Managing Member would be required to include financial statements audited as of any date other than the end of its fiscal year.

	       b. The Managing Member, by act of its Board of Directors, shall be entitled to postpone for a reasonable period of time (but not exceeding 90 days) the filing or effectiveness of any registration statement otherwise required to be prepared and filed by it pursuant to Section 4.1 if the Board of Directors of the Managing Member determines, in its reasonable judgment, that
(i) the Managing Member is in possession of material information that has not been disclosed to the public and the Board of Directors of the Managing Member reasonably deems it to be advisable not to disclose such information at such time in a registration statement or (ii) such registration and offering would interfere with any financing, acquisition, corporate reorganization or other material transaction involving the Managing Member and its Subsidiaries, taken as a whole, and, in any such case, the Managing Member promptly gives each of the Participating Principal Shareholder(s) written notice of such determination, containing a general statement of the reasons for such postponement and an approximation of the anticipated delay. If the Managing Member shall so postpone the filing of a registration statement, the Participating Principal Shareholder(s) shall have the right to withdraw the request for registration by giving written notice to the Managing Member within 30 days after receipt of the notice of postponement and, in the event of such withdrawal, such request shall not be counted for purposes of one of the requests for registration to which the Persons set forth on Schedule A are entitled pursuant to Section 4.1 hereof.

	  4.7  Indemnification.
	       ---------------

	       a.   Indemnification by the Managing Member. In the event of any
		    --------------------------------------
registration of any Registrable Securities under the Securities Act, the Managing Member will, and hereby does, indemnify and hold harmless, to the fullest extent permitted by law, the Participating Principal Shareholder(s), each other Person who participates as an underwriter in the offering or sale of such securities and each other Person, if any, who controls any such underwriter within the meaning of the Securities Act, against any and all judgments, fines, penalties, charges, costs, amounts paid in settlement, losses, claims, damages, liabilities, expenses, or attorney fees, joint or several, incurred in investigating, preparing or defending any action, claim, suit, inquiry, proceeding, investigation or appeal taken from the foregoing by or before any court or governmental, administrative or other regulatory agency, body or SEC, whether pending or threatened, whether or not an indemnified party is or may be a party thereto, including interest on the foregoing ("Indemnified Damages"), to which they or any of them may become subject under the Securities Act or any other statute or common law, insofar as any such Indemnified Damages arise out of or are based upon (i) any untrue statement or alleged untrue statement of a material fact contained in the registration statement relating to the sale of such securities or any post-effective amendment thereto or in any filing made in connection with the qualification of the offering under blue sky or other securities laws of jurisdictions in which the Registrable Securities are offered ("Blue Sky Filing"), or the omission or alleged omission to state therein a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading or (ii) any untrue statement or alleged untrue statement of a material fact contained in any preliminary prospectus, if used prior to the effective date of such registration statement (unless such statement is corrected in the final prospectus and the Managing Member has previously furnished copies thereof to any Participating Principal Shareholder seeking such indemnification and the underwriters), or contained in the final prospectus (as amended or supplemented if the Managing Member shall have filed with the SEC any amendment thereof or supplement thereto) if used within the period during which the Managing Member is required to keep the registration statement to which such prospectus relates current, or the omission or alleged omission to state therein (if so used) a material fact necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading; provided, however, that the indemnification agreement contained herein shall not
(i) apply to such Indemnified Damages arising out of, or based upon, any such untrue statement or alleged untrue statement, or any such omission or alleged omission, if such statement or omission was made in reliance upon and in conformity with written information furnished to the Managing Member by the Participating Principal Shareholder(s), any other shareholders of the Managing Member participating in the registration or such underwriter specifically stating that it is for use in connection with preparation of the registration statement, any preliminary prospectus or final prospectus contained in the registration statement, any such amendment or supplement thereto or any Blue Sky Filing or (ii) inure to the benefit of any underwriter or any Person controlling such underwriter, to the extent that any such Indemnified Damages arise out of such Person's failure to send or give a copy of the final prospectus, as the same may be then supplemented or amended, to the Person asserting an untrue statement or alleged untrue statement or omission or alleged omission at or prior to the written confirmation of the sale of Registrable Securities to such Person if such statement or omission was corrected in such final prospectus.

	  Such indemnity shall remain in full force and effect regardless of any investigation made by or on behalf of the Participating Principal Shareholder(s) or any underwriter or controlling Person and shall survive the transfer of such securities by the Participating Principal Shareholder(s).

	       b.   Indemnification by the Participating Principal Shareholders.
		    -----------------------------------------------------------
The Managing Member may require, as a condition to including the Registrable Securities of the Participating Principal Shareholder(s) in any registration statement filed pursuant to Section 4.1 or 4.2, that the Managing Member shall have received an undertaking satisfactory to it (and them, if applicable) from each of the Participating Principal Shareholder(s) participating in the registration to indemnify and hold harmless (in the same manner and to the same extent as set forth in subdivision (a) of this Section 4.7) the Managing Member, its officers and directors and each officer of the Managing Member and each other Person, if any, who controls the Managing Member within the meaning of the Securities Act, (and any other shareholders of the Managing Member participating in the registration, if applicable) with respect to any untrue statement or alleged untrue statement in, or omission or alleged omission from, such registration statement, any preliminary prospectus or final prospectus contained therein, or any amendment or supplement thereto, if such statement or omission was made in reliance upon and in conformity with written information furnished to the Managing Member through an instrument duly executed by the Participating Principal Shareholder(s) specifically stating that it is for use in the preparation of such registration statement, preliminary prospectus, final prospectus, amendment or supplement. Such indemnity shall remain in full force and effect, regardless of any investigation made by or on behalf of the Managing Member or any such director, officer or controlling Person and shall survive the transfer of such securities by the Participating Principal Shareholder(s). In no event shall any indemnity paid by the Participating Principal Shareholder(s) to the Managing Member (and/or any other shareholders of the Managing Member participating in the registration) pursuant to this section 4.7(b), or otherwise, exceed the proceeds received by such Person in such offering.

	       c.   Notices of Claims, etc. Promptly after receipt by an
		    ----------------------
indemnified party of notice of the commencement of any action or proceeding involving a claim referred to in the preceding subdivisions of this Section 4.7, such indemnified party will, if a claim in respect thereof is to be made against an indemnifying party, give written notice to the latter of the commencement of such action, provided that the failure of any indemnified party to give notice as provided herein shall not relieve the indemnifying party of its obligations
   --------
under the preceding subdivisions of this Section 4.7, except to the extent that the indemnifying party is actually prejudiced by such failure to give notice. In case any such action is brought against an indemnified party, the indemnifying party shall be entitled to participate in and, unless in such indemnified party's reasonable judgment a conflict of interest between such indemnified and indemnifying parties may exist in respect of such claim, to assume the defense thereof, jointly with any other indemnifying party similarly notified to the extent that it may wish, with counsel reasonably satisfactory to such indemnified party, and after notice from the indemnifying party to such indemnified party of its election so to assume the defense thereof, the indemnifying party shall not be liable to such indemnified party for any legal or other expenses subsequently incurred by the latter in connection with the defense thereof other than reasonable costs of investigation. In the event that the indemnifying party advises an indemnified party that it will contest a claim for indemnification hereunder, or fails, within thirty (30) days of receipt of any indemnification notice to notify, in writing, such person of its election to defend, settle or compromise, at its sole cost and expense, any action, proceeding or claim (or discontinues its defense at any time after it commences such defense), then the indemnified party may, at its option, defend, settle or otherwise compromise or pay such action or claim. In any event, unless and until the indemnifying party elects in writing to assume and does so assume the defense of any such claim, proceeding or action, the indemnified party's costs and expenses arising out of the defense, settlement or compromise of any such action, claim or proceeding shall be losses subject to indemnification hereunder; provided, however, that the Managing Member shall be obligated to pay
	   --------  -------
the fees and expenses of only one counsel for the representation in a given matter of the Participating Principal Shareholder(s) and any other shareholders of the Managing Member participating in the registration. The indemnified party shall cooperate fully with the indemnifying party in connection with any negotiation or defense of any such action or claim by the indemnifying party and shall furnish to the indemnifying party all information reasonably available to the indemnified party which relates to such action or claim. The indemnifying party shall keep the indemnified party fully apprised at all times as to the status of the defense or any settlement negotiations with respect thereto. If the indemnifying party elects to defend any such action or claim, then the indemnified party shall be entitled to participate in such defense with counsel of its choice at its sole cost and expense. If the indemnifying party does not assume such defense, the indemnified party shall keep the indemnifying party apprised at all times as to the status of the defense; provided, however, that the failure to keep the indemnifying party so informed shall not affect the obligations of the indemnifying party hereunder. No indemnifying party shall be liable for any settlement of any action, claim or proceeding effected without its written consent, provided, however, that the indemnifying party shall not unreasonably withhold, delay or condition its consent. No indemnifying party shall, without the consent of the indemnified party, consent to entry of any judgment or enter into any settlement or other compromise which does not include as an unconditional term thereof the giving by the claimant or plaintiff to such indemnified party of a release from all liability in respect to such claim or litigation. Following indemnification as provided for hereunder, the indemnifying party shall be subrogated to all rights of the indemnified party with respect to all third parties, firms or corporations relating to the matter for which indemnification has been made.

	       d.   Indemnification Payments. The indemnification required by
		    ------------------------
this Section 4.7 shall be made by periodic payments of the amount thereof during the course of the investigation or defense, as and when bills are received or Indemnified Damages are incurred.

	       e.   Contribution. If the indemnification provided for in this
		    ------------
Section 4.7 shall for any reason be held by a court to be unavailable to an indemnified party under subparagraph (a) or (b) hereof in respect of any Indemnified Damages, then, in lieu of the amount paid or payable under subparagraph (a) or (b) hereof, the indemnified party and the indemnifying party under subparagraph (a) or (b) hereof shall contribute to the aggregate Indemnified Damages, (i) in such proportion as is appropriate to reflect the relative fault of the Managing Member and the Participating Principal Shareholder(s) and any other shareholders of the Managing Member participating in the registration, with respect to the statements or omissions which resulted in such Indemnified Damages, as well as any other relevant equitable considerations, or (ii) if the allocation provided by clause (i) above is not permitted by applicable law, in such proportion as shall be appropriate to reflect the relative benefits received by the Managing Member and the Participating Principal Shareholder(s) and any other shareholders of the Managing Member participating in the registration from the offering of the securities covered by such registration statement. No Person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any Person who was not guilty of such fraudulent misrepresentation. The obligations of the Participating Principal Shareholder(s) to contribute as provided in this subparagraph (e) are several in proportion to the relative value of their respective Registrable Securities covered by such registration statement and not joint. In addition, no Person shall be obligated to contribute hereunder any amounts in payment for any settlement of any action or claim effected without such Person's consent, which consent shall not be unreasonably withheld.

	       f.   Other Rights, Liabilities. The indemnity agreements
		    -------------------------
contained herein shall be in addition to (i) any cause of action or similar right of the indemnified party against the indemnifying party or others, and
(ii) any liabilities the indemnifying party may be subject to pursuant to the law.

	       g.   Other Indemnification and Contribution. Indemnification and
		    --------------------------------------
contribution similar to that specified in the preceding subdivisions of this
Section 4.7 (with appropriate modifications) shall be given by the Managing Member and each Participating Principal Shareholder with respect to any required registration or other qualification of Registrable Securities under any federal or state law or regulation of any governmental authority other than the Securities Act.

	  4.8  Registration Expenses. The Managing Member will pay all
	       ---------------------
Registration Expenses (as defined below) in connection with the demand registrations of Registrable Securities requested under Sections 4.1. In a registration of Registrable Securities under Section 4.2, the Managing Member will pay all Registration Expenses, other than (i) counsel's fees and expenses for Participating Principal Shareholder(s), (ii) the fees and expenses of any other Person retained by the Participating Principal Shareholder(s), (iii) the Participating Principal Shareholder(s)' own internal expenses and (iv) any incremental increase in out-of-pocket expenses incurred directly by the Managing Member as a result of including the Registrable Securities of Participating Principal Shareholder(s) in the offering above that which would have been incurred by the Managing Member notwithstanding the inclusion of the Registrable Securities in the offering; which costs and expenses the Participating Principal Shareholder(s) shall pay, pro rata, based on the number of Registrable Securities each is registering in the offering. Registration Expenses include all expenses incident to the Managing Member's performance of or compliance with this Agreement, including without limitation all registration and filing fees, including fees with respect to filings required to be made with the National Association of Securities Dealers, Inc., fees and expenses of compliance with securities or blue sky laws, including, without limitation, reasonable fees and disbursements of counsel for the underwriters, all word processing, duplicating and printing expenses, messenger, telephone and delivery expenses, and fees and disbursements of counsel of the Managing Member and of all independent certified public accountants of the Managing Member (including the expenses of any special audit and "cold comfort" letters required by or incident to such performance), underwriters fees and disbursements (excluding discounts, SEC or fees of underwriters, selling brokers, dealer managers or similar securities industry professionals relating to the distribution of the Registrable Securities), securities acts liability insurance if the Managing Member so desires, fees and expenses of other Persons retained by the Managing Member and, in the case of a registration pursuant to Section 4.1, the reasonable fees and expenses of one counsel to the Participating Principal Shareholder(s) and any other holders of securities being registered in such registration (selected jointly by the holders of at least 50% of the Registrable Securities covered by such registration) (all such expenses being herein called "Registration Expenses"). Except as otherwise provided above, the Managing Member will also pay its internal expenses (including, without limitation, all salaries and expenses of its officers and employees performing legal or accounting duties), the expense of any annual audit, the fees and expenses incurred in connection with the listing of the securities to be registered on any securities exchange, rating agency fees and the fees and expenses of any Person, including special experts, retained by the Managing Member.

	  4.9  Certain Rights of Shareholders If Named in a Registration
	       ---------------------------------------------------------
Statement. If any statement contained in a registration statement under the
---------
Securities Act refers to any of the Persons set forth on Schedule A by name or otherwise as the holder of any securities of the Managing Member, then each such Person shall have the right to require the insertion therein of language, in form and substance reasonably satisfactory to such Person and the Managing Member, to the effect that such Person's holdings do not necessarily make either a "controlling person" of the Managing Member within the meaning of the Securities Act and the statement is not to be construed as a recommendation of the investment quality of the Managing Member's securities covered thereby.

	  4.10 Holdback Agreements. The Managing Member agrees, and shall cause
	       -------------------
its Subsidiaries to agree (i) not to effect any public sale or distribution of any securities similar to those being registered, or any securities convertible into or exchangeable or exercisable for such securities during the five business days prior to, and during the 90 day period beginning on, the date on which the registration statement in which the Participating Principal Shareholders are participating is first declared effective (except as part of such registration, and except pursuant to a registration of securities on Form S-4 or Form S-8, or any form substituting therefor) or the commencement of a public distribution of the Registrable Securities pursuant to such registration statement and (ii) that any agreement entered into after the date of this Agreement pursuant to which the Managing Member or any of the Managing Member's Subsidiaries issues or agrees to issue any privately placed securities similar to the Registrable Securities shall contain a provision under which holders of such securities agree not to effect any public sale or distribution of any such securities during the periods described in (i) above, in each case including a sale pursuant to Rule 144 (or any similar provision then in force) under the Securities Act (except as part of any such registration, if permitted or when prevented by applicable statute or regulation from entering into such an agreement).

	  4.11 Rule 144. The Managing Member shall take all actions and file all
	       --------
such information, documents and reports as shall be required to enable the Participating Principal Shareholders to sell their Registrable Securities without registration under the Securities Act within the limitation of the exemptions provided by Rule 144 under the Securities Act, as such Rule may be amended from time to time, or any similar rule or regulation hereafter adopted by the SEC.

				    ARTICLE 5
			       GENERAL PROVISIONS
			       ------------------

	  5.1. Notices. Unless otherwise specifically provided in this
	       -------
Agreement, all notices and other communications required or permitted to be given hereunder shall be in writing and shall be (i) delivered by hand, (ii) delivered by a nationally recognized commercial overnight delivery service,
(iii) mailed postage prepaid by certified mail in any such case directed or addressed to the respective addresses set forth in Schedule A attached hereto
(iv) transmitted by facsimile to the facsimile number set forth in Schedule A attached hereto, with receipt confirmed. Such notices shall be effective: (a) in the case of hand deliveries, when received; (b) in the case of an overnight delivery service, on the next business day after being placed in the possession of such delivery service, with delivery charges prepaid; (c) in the case of certified mail, upon receipt of the written signature card indicating acceptance by addressee; and (d) in the case of facsimile notices, the Business Day following the date on which electronic indication of receipt is received. Any Party may change its address and facsimile number by written notice to the other Parties given in accordance with this Section 5.1, following the effectiveness of which notice Schedule A attached hereto shall be updated accordingly.

	  5.2. Entire Agreement, etc. This Agreement and any Schedules and
	       ---------------------
Exhibits attached hereto shall constitute the entire agreement between the Parties relating to the subject matter hereof and shall supersede all prior contracts, agreements and understandings between them relating to such matters.

	  5.3. Construction Principles. As used in this Agreement, words in any
	       -----------------------
gender shall be deemed to include all other genders. The singular shall be deemed to include the plural and vice versa. The captions and article and section headings in this Agreement are inserted for convenience of reference only and are not intended to have significance for the interpretation of or construction of the provisions of this Agreement.

	  5.4. Counterparts. This Agreement may be executed in two or more
	       ------------
counterparts by the Parties hereto, each of which when so executed will be an original, but all of which together will constitute one and the same instrument.

	  5.5. Severability. If any provision of this Agreement is held to be
	       ------------
invalid or unenforceable for any reason, such provision shall be ineffective to the extent of such invalidity or unenforceability; provided, however, that the remaining provisions will continue in full force without being impaired or invalidated in any way unless such invalid or unenforceable provision or clause shall be so significant as to materially affect the Parties' expectations regarding this Agreement. Otherwise, the Parties hereto agree to replace any invalid or unenforceable provision with a valid provision which most closely approximates the intent and economic effect of the invalid or unenforceable provision.

	  5.6. Assignment; Binding Effect. No Party may assign this Agreement in
	       --------------------------
whole or in part without the prior written consent of all of the other Parties hereto. This Agreement shall be binding upon, and inure to the benefit of, the Parties and their respective successors and permitted assigns.

	  5.7. Additional Documents and Acts. Each Party agrees to execute and
	       -----------------------------
deliver such additional documents and instruments and to perform such additional acts as may be necessary or appropriate to effectuate, carry out and perform all of the terms, provisions, and conditions of this Agreement and of the transactions contemplated hereby.

	  5.8. No Third Party Beneficiary. This Agreement is made solely for the
	       --------------------------
benefit of the Parties hereto and their successors and permitted assigns and no other Person shall have any rights, interest, or claims hereunder or otherwise be entitled to any benefits under or on account of this Agreement as a third party beneficiary or otherwise.

	  5.9. Injunctions. Irreparable damage would occur in the event that any
	       -----------
of the provisions of this Agreement was not performed in accordance with its specific terms or was otherwise breached. Therefore, the Parties hereto shall be entitled to an injunction or injunctions to prevent breaches of the provisions of this Agreement and to enforce specifically the terms and provisions hereof in any court of competent jurisdiction, such remedy being in addition to any other remedy to which any such Party may be entitled at law or in equity.

	  5.10. Governing Law. This Agreement shall be governed by and construed
		-------------
in accordance with the laws of the State of Delaware without giving effect to the principles of conflicts of law.

	  5.11. Amendment. This Agreement may be amended, modified or
		---------
supplemented only by written agreement of all of the Parties hereto.


	  IN WITNESS WHEREOF, each of the Parties to this Agreement has caused a duly authorized officer of such Party to execute this Agreement as of the date first above written.

								      SCHEDULE A

Name           Type of Entity           Address & Facsimile Number
----           --------------           --------------------------

								       EXHIBIT B

			     SUBSCRIPTION AGREEMENT

	  This Subscription Agreement (this "Agreement") is made and entered
into as of this       day of          , 2000 by and between [   ], the sole
		-----        ---------
incorporator (the "Incorporator") of Manager Corp., a Delaware corporation (the
"Corporation") and [   ], an individual who has been selected to serve as an
initial director of the Corporation (the "Director").

	  WHEREAS, the Incorporator intends to incorporate the Corporation in the State of Delaware;

	  WHEREAS, the Director has been selected and has agreed to serve as an initial director of the Corporation;

	  WHEREAS, upon the incorporation of the Corporation, the Director desires to purchase one hundred (100) shares of Class A Common Stock of the Corporation at a price per share of ten dollars ($10);

	  NOW THEREFORE, in consideration of the mutual representations, warranties, covenants and agreements contained herein, the parties hereto agree as follows:

	  1. The Director hereby subscribes for and agrees to purchase one hundred (100) shares of Class A Common Stock of the Corporation at a price per share of ten dollars ($10).

	  2. Within three (3) business days of the incorporation of the Corporation, the Director shall tender to the Corporation a check made payable to the order of the Corporation in the amount of one thousand dollars ($1,000) to purchase the shares of Class A Common Stock of the Corporation described in paragraph 1 hereof.

	  3. The Incorporator hereby accepts the Director's subscription described in paragraph 1 and shall cause the Corporation, upon its incorporation, to accept such subscription and, upon receipt of the purchase price therefor, issue to the Director one hundred (100) shares of Class A Common Stock of the Corporation, which shares shall be fully-paid and nonassessable.

	  4. The Director represents and warrants to the Incorporator and the Corporation that he or she is purchasing the aforementioned shares for his or her own account for investment and not with a view to the resale or distribution of all or any part of such shares. The Director agrees that he or she must bear the economic risk of his or her investment for an indefinite period of time because, among other reasons, said shares have not been registered under the Securities Act of 1933, as amended, or under the securities laws of any state and, therefore, cannot be resold, pledged, assigned or otherwise disposed of unless they are subsequently registered under the Securities Act of 1933, as amended, or under applicable securities laws of certain states or an exemption from such registration is available.

	  5. This Subscription Agreement may be executed in one or more counterparts, each of which shall de deemed an original but all of which together shall constitute one and the same instrument .

	  6. This Subscription Agreement shall be binding upon and inure to the benefit of the parties hereto and the Corporation, as a third-party beneficiary hereof.

	  IN WITNESS WHEREOF, each of the parties hereto has duly executed this Agreement as of the date first written above.


					     ----------------------------------


					     ----------------------------------

								       EXHIBIT C

			     VOTING TRUST AGREEMENT

	  This Voting Trust Agreement (this "Agreement") is made and entered
into as of         , 2000 by and among all the members of the Board of Directors
	   ----- --
of the [Manager Corp.], a Delaware corporation (the "Managing Member"), listed on Schedule A attached hereto (collectively, "Director-Trustees") and TRANSCO LLC, a Delaware limited liability company (the "Company").

				   WITNESSETH:

	  WHEREAS, each Director-Trustee is the owner of that number of shares of Class A common stock of the Managing Member (the "Class A Common Stock") set forth opposite his or her name on Schedule A hereto:

	  WHEREAS, the Director-Trustees believe it to be in their best interests and the best interests of the Managing Member and the Company to enter into this Agreement so that the shares of Class A Common Stock now owned by such Director-Trustees may be voted as a unit by such Director-Trustees;

	  NOW, THEREFORE, in consideration of the premises and the mutual covenants contained herein, the parties hereto agree as follows:

Section 1. Creation of Voting Trust. Subject to the terms and conditions hereof, there is hereby created and established a voting trust in respect of the shares of Class A Common Stock held by the Director-Trustees as set forth on Schedule A hereto (the "Voting Trust").

Section 2.     Deposit of Shares.  (a) Each of the Director-Trustees hereby
	       ------------------
	       assigns and transfers to the Voting Trust the number of shares of Class A Common Stock set forth opposite such Director-Trustee's name on Schedule A hereto and herewith deposits with the Voting Trust the certificate or certificates representing such shares, duly endorsed in blank or accompanied by a proper instrument of assignment duly executed in blank, and in either case with all requisite transfer tax stamps attached. Each of the Director-Trustees shall so assign, transfer and deposit any other shares of Class A Common Stock and the certificates therefore hereafter acquired by such Director-Trustee, including, without limitation, pursuant to the exercise of options or warrants, immediately upon such acquisition. Upon receipt by the Voting Trust of the certificates representing any shares of Class A Common Stock, the Voting Trust shall hold such shares subject to the terms and conditions of this Agreement and shall deliver or cause to be delivered to each Director-Trustee certificates (the "Voting Trust Certificates") representing the shares of Class A Common Stock so deposited by such Director-Trustee.

	       (b) Until the Termination Date, the Director-Trustees, as directors of the Managing Member, shall require any other Person (as defined herein) who may after the date hereof become a holder of shares of Class A Common Stock to become a party to this Agreement and to deposit with the Voting Trust the certificate or certificates representing the shares held by such Person, duly endorsed in blank or accompanied by a proper instrument of assignment duly executed in blank, and in either case with all requisite transfer tax stamps attached, and such shares shall be held by the Voting Trust subject to the terms and conditions of this Agreement. Except in the event of any transfer set forth herein, no transfer of any shares of Class A Common Stock owned by Directors shall be permitted hereunder as long as this Voting Trust Agreement is in existence. In the event of such transfer the transferor shall have delivered to the Voting Trust a written agreement of the transferee of such shares to be bound by the terms and conditions of this Agreement and to deposit any certificate or certificates representing such shares with the Voting Trust in accordance with this Section 1(b). For purposes of this Agreement, "Person" shall mean any natural person, corporation, general or limited partnership, limited liability company, joint venture, trust, association, or entity of any kind.

Section 3.     Transfer of Voting Trust Certificates.  The Voting Trust
	       -------------------------------------
	       Certificates shall be transferable on the books of the Voting Trust upon surrender of such Voting Trust Certificates, duly endorsed in blank or accompanied by a proper instrument of assignment duly endorsed in blank or accompanied by a proper instrument of assignment duly executed in blank, and in either case with all requisite transfer tax stamps attached, by the registered holder in person or by such holder's duly authorized attorney. Upon the surrender of any Voting Trust Certificate for transfer, the Voting Trust shall cancel such Voting Trust Certificate and issue to the transferee new Voting Trust Certificates in the same form and representing the same number of shares of Class A Common Stock as was replaced by those Voting Trust Certificates presented for cancellation. Until the Voting Trust Certificates are transferred as provided above, the Director-Trustees shall treat the registered holder of each such Voting Trust Certificate as the absolute owner thereof for all purposes whatsoever.

Section 4.     Director-Trustees.  (a) The Director-Trustees hereby (i)
	       -----------------
	       acknowledge receipt of the Voting Trust Certificates representing the shares of Class A Common Stock deposited herewith as set forth in Section 2(a) hereof, (ii) accept the Voting Trust hereby created in accordance with all of the terms and conditions contained herein and (iii) agree that they shall exercise the powers and perform the duties of the Director-Trustees as herein set forth.

	       (b) Any Director-Trustee may resign at any time by delivering to each of the other Director-Trustees his or her resignation in writing, such resignation to take effect upon the appointment by a Majority of the Director-Trustees (as defined herein) of a successor Director-Trustee who shall own shares of Class A Common Stock, shall have executed this Agreement and shall have deposited all of his or her shares of Class A Common Stock with the Voting Trust as provided herein, whereupon all powers, rights and obligations of such resigning Voting Trustee under this Agreement shall cease.

	       (c) Any successor Director-Trustee, when so appointed, shall have the same powers and obligations as the Director-Trustee being replaced and shall be subject to all the terms and conditions of this Agreement, with like effect as though such successor were an original party hereto.

	       (d) Every registered holder of a Voting Trust Certificate and every bearer of a Voting Trust Certificate properly endorsed in blank or properly assigned, by the acceptance or holding thereof, severally agrees to waive and by such act does waive any and all claims of every kind and nature which presently and hereafter each such holder or bearer may have against the Director-Trustees and agrees to release and by such act does release the Director-Trustees and their successors from any liability whatsoever arising out of or in connection with the exercise of their powers or the performance of their duties hereunder, except for the willful misconduct or gross negligence of any Director-Trustee.

	       (e) The Company shall pay all reasonable expenses of the Director-Trustees, including reasonable counsel fees, and shall discharge all liabilities incurred by them in connection with the exercise of their powers and performance of their duties under this Agreement. The Company, jointly and severally, shall also indemnify and hold the Director-Trustees harmless from and against any and all claims and liabilities in connection with or arising out of the administration of the Voting Trust created by this Agreement or the exercise of any powers or the performance of any duties by them as herein provided or contemplated, except such as shall arise from the willful misconduct of any Director-Trustee.

Section 5.     Voting of Shares.  (a)  Until the Termination Date, each
	       -----------------
	       Director-Trustee shall cause the shares of Class A Common Stock held by the Voting Trust to be voted in accordance with the decision of the Majority of the Directors-Trustees.

	       (b) For purposes of this Agreement, a "Majority of the Director-Trustees" shall mean an affirmative vote of a majority of the votes cast by the Director-Trustees on a particular matter at a meeting of the Director-Trustees at which a majority of the Director-Trustees is present in person or by proxy, with each Director-Trustee entitled to one vote.

	       (c) Notwithstanding any other provision of this Agreement to the contrary, in respect of any election for directors of the Managing Member, each Director-Trustee shall cause the shares of Class A Common Stock held by the Voting Trust to be voted in favor of those nominees for director who have been nominated by the Board of Directors of the Managing Member for such election.

Section 6.     Termination (a) The Voting Trust shall be effective as of the
	       -----------
	       date hereof and this Agreement and the Voting Trust shall remain in full force and effect with respect to each Director-Trustee until the consummation of an initial public offering by the Managing Member or, the "Termination Date", at which point this Agreement and the Voting Trust shall terminate.

	       (b) Upon termination of this Agreement, the Director-Trustees, in exchange for or upon surrender of any Voting Trust Certificates then outstanding, shall, in accordance with the terms thereof and out of the certificates for the shares of Class A Common Stock held by them hereunder, deliver or cause to be delivered, to the holders of Voting Trust Certificates, certificates for shares of Class A Common Stock representing the same number of shares which are represented by such Voting Trust Certificates, and thereupon all liability of the Director- Trustees for deliver of such certificates shall terminate.

Section 7.     Books and Records; Notices. The Director-Trustees shall keep,
	       --------------------------
	       or cause to be kept, a record of the registered holders of the Voting Trust Certificates and such other books and records as the Voting Trust shall be required to maintain by law.

Section 8.     Notices.  All notices and other communications delivered or made
	       -------
	       hereunder shall be in writing

	       if to the Company, to [          ];

	       if to the Director-Trustees, to the respective address or fax number set opposite the name of each of the Director-Trustees;

	       or, to such other address or fax number as the Company or any such Director-Trustee may hereafter specify for such purpose by notice to the other parties hereto.

Section 9.     Amendments. This Agreement may be amended upon the consent in
	       ----------
	       writing of a Super Majority of the members of TRANSCO LLC. Super Majority shall have the meaning ascribed to such term in the Limited Liability Company Operating Agreement of Transco LLC.

	       IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed as of the date first above written.